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                         [Exhibit 23.4]



                  Consent of Ernst & Young LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 16, 1996, with respect to the financial statements and schedules of Mark Twain Bancshares, Inc. included in the Registration Statement (Form S-4) and related Prospectus of Mercantile Bancorporation Inc. for the registration of 600,419 shares of its common stock.

                                            /s/ Ernst & Young LLP

January 21, 1997
St. Louis, Missouri